                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             MEASUREX CORPORATION,

                             MX ACQUISITION CORP.

                                      AND

                         DATA MEASUREMENT CORPORATION


                              September 16, 1995

                               TABLE OF CONTENTS

                                                                      Page

ARTICLE I THE MERGER...................................................1
    1.1 The Merger.....................................................1
    1.2 Closing; Effective Time........................................1
    1.3 Effect of the Merger...........................................2
    1.4 Certificate of Incorporation; Bylaws...........................2
    1.5 Directors and Officers.........................................2
    1.6 Conversion and Cancellation of Shares..........................2
    1.7 Payment for DMC Stock, Stock Options and Debentures............4
    1.8 Transfers......................................................5
    1.9 Dissenters' Rights.............................................5
    1.10 DMC Stock Option Plans and Debentures.........................5
    1.11 Taking of Necessary Action; Further Action....................6


ARTICLE II REPRESENTATIONS AND WARRANTIES OF DMC.......................6
    2.1 Organization, Standing and Power...............................7
    2.2 Subsidiaries...................................................7
    2.3 Capitalization.................................................7
    2.4 Authority......................................................9
    2.5 Noncontravention...............................................9
    2.6 SEC Documents; Financial Statements............................9
    2.7 Absence of Certain Changes.....................................10
    2.8 Absence of Undisclosed Liabilities.............................11
    2.9 Litigation.....................................................11
    2.10 Restrictions on Business Activities...........................12
    2.11 Governmental Authorization....................................12
    2.12 Title to Property.............................................12
    2.13 Intellectual Property.........................................12
    2.14 Environmental Matters.........................................14
    2.15 Radioactive Materials and X-Ray Sources.......................15
    2.16 Taxes.........................................................16
    2.17 Employee Benefit Plans........................................17
    2.18 Certain Agreements Affected by the Merger.....................19
    2.19 Product Warranty..............................................19
    2.20 Product Liability.............................................20
    2.21 Employee Matters..............................................20
    2.22 Interested Party Transactions.................................20
    2.23 Insurance.....................................................20
    2.24 Compliance with Laws..........................................21
    2.25 Inventory.....................................................21
    2.26 Accounts Receivable...........................................21
    2.27 Customers and Suppliers.......................................21

    2.28 Material Contracts............................................22
    2.29 Minute Books..................................................22
    2.30 Proxy Statement...............................................23
    2.31 Brokers' and Finders' Fees....................................23
    2.32 Opinion of Financial Advisor..................................23
    2.33 Vote Required.................................................23
    2.34 Board Approval................................................23
    2.35 Section 203 Not Applicable....................................24
    2.36 No Government Contracts.......................................24
    2.37 Backlog.......................................................24
    2.38 Right to Practice Under Instantaneous Profile
         Measurement Licenses..........................................24


ARTICLE III REPRESENTATIONS AND WARRANTIES OF MEASUREX AND
    MERGER SUB.........................................................24
    3.1 Organization, Standing and Power...............................25
    3.2 Authority......................................................25
    3.3 Noncontravention...............................................25
    3.4 Board Approval.................................................25
    3.5 Financing......................................................25


ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................26
    4.1 Conduct of Business............................................26
    4.2 No Solicitation................................................29


ARTICLE V ADDITIONAL AGREEMENTS........................................30
    5.1 Proxy Statement................................................30
    5.2 Meeting of Stockholders........................................30
    5.3 Access to Information..........................................31
    5.4 Confidentiality................................................31
    5.5 Public Disclosure..............................................32
    5.6 Consents; Cooperation..........................................32
    5.7 FIRPTA.........................................................32
    5.8 FDA Filings....................................................33
    5.9 Reasonable Efforts and Further Assurances......................33
    5.10 Amendment of Certain Agreements...............................33
    5.11 Indemnification...............................................33
    5.12 Payment of Bank Loans.........................................33


ARTICLE VI CONDITIONS TO THE MERGER....................................34
    6.1 Conditions to Obligations of Each Party to Effect the
        Merger.........................................................34
    6.2 Additional Conditions to Obligations of DMC....................34
    6.3 Additional Conditions to the Obligations of Measurex
        and Merger Sub.................................................35

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................36
    7.1 Termination....................................................36
    7.2 Certain Actions Prior to Termination...........................37
    7.3 Effect of Termination..........................................37
    7.4 Expenses and Termination Fee...................................38
    7.5 Amendment......................................................38
    7.6 Extension; Waiver..............................................38


ARTICLE VIII GENERAL PROVISIONS........................................39
    8.1 Survival.......................................................39
    8.2 Notices........................................................39
    8.3 Interpretation.................................................40
    8.4 Counterparts...................................................40
    8.5 Entire Agreement; Nonassignability; Parties in Interest........40
    8.6 Severability...................................................40
    8.7 Remedies Cumulative............................................41
    8.8 Governing Law..................................................41
    8.9 Rules of Construction..........................................41


EXHIBITS

Exhibit A -  Voting and Stock Option Agreement

Exhibit B -  Physical Inventory

                     AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of September 16, 1995, by and among MEASUREX CORPORATION, a Delaware corporation ("Measurex"), MX ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Measurex ("Merger Sub"), and DATA MESUREMENT CORPORATION, a Delaware corporation ("DMC").

                                   RECITALS

               The Boards of Directors of Measurex and DMC each believe it is in the best interests of their respective corporations that Merger Sub merge with and into DMC (the "Merger") upon the terms and subject to the conditions set forth herein.

               DMC, Measurex and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

               Concurrent with the execution of this Agreement and as an inducement to Measurex to enter into this Agreement, certain stockholders of DMC have entered into a voting and stock option agreement dated as of the date hereof in the form attached to this Agreement as Exhibit A (the "Voting and
                                                 ---------
Option Agreement") with respect to those shares of DMC Common Stock owned by such stockholders.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I
                                  THE MERGER
                                  ----------

          1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into DMC, the separate corporate existence of Merger Sub shall cease and DMC shall continue as the surviving corporation. DMC as the surviving corporation in the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Closing; Effective Time.  The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date" or the "Effective Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison, Spear Street Tower, One Market, San Francisco, CA, or at such other location as may be mutually agreed to by the parties. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in form reasonably satisfactory to the parties hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, the "Effective Time".)

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of DMC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of DMC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended; provided, however, that Article I of the Certificate of Incorporation
         --------  -------
of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Measurex Data Measurement Corporation."

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  The directors and officers of Merger Sub
               ----------------------
at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          1.6  Conversion and Cancellation of Shares.  By virtue of the Merger
               -------------------------------------
and without any action on the part of Measurex, Merger Sub or DMC or the holders of any of the following securities, the manner of converting and cancelling shares in connection with the Merger shall be as follows:

               (a)  Conversion of Shares.  Each share of common stock, par value
                    --------------------
$.01 per share, of DMC ("DMC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of DMC Common Stock owned by Measurex, Merger Sub or any other direct or indirect subsidiary of Measurex (collectively, the "Measurex Companies") or shares of DMC Common Stock that are held by stockholders duly exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Shares")), shall be converted into, and become exchangeable for $18.625 in cash (the "Cash Merger Consideration"). At the Effective Time, all such shares of DMC Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (each a "Certificate") representing any of such shares shall thereafter represent only the right to receive the Cash Merger Consideration into which such shares have been converted pursuant to this Article I, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such shares as determined in accordance with Section 262 of the DGCL.

               (b)  Cancellation of Shares.  Each share of DMC Common Stock
                    ----------------------
issued and outstanding immediately prior to the Effective Time and owned by any of the Measurex Companies, and each such share issued and held in DMC's treasury immediately prior to Effective Time, shall, at the Effective Time and by virtue of the Merger, and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

               (c)  Merger Sub Capital Stock.  At the Effective Time, each
                    ------------------------
share of Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (d)  Adjustments.  If between the date of this Agreement and the
                    -----------
Effective Time the number of shares of DMC Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the amount of the Cash Merger Consideration shall be correspondingly adjusted.

          1.7  Payment for DMC Stock, Stock Options and Debentures.
               ---------------------------------------------------

               (a) At the Effective Time, Measurex shall make available or cause to be made available to the party specified by Measurex as the exchange agent (the ``Exchange Agent'') amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 1.6(a) hereof to holders of DMC Common Stock who are to receive the Cash Merger Consideration and amounts as necessary to make the payments specified in Section
1.10 (all such amounts collectively referred to as the "Merger Consideration.") Measurex, at its sole option, may act as Exchange Agent. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than holders holding Shares that were cancelled under the terms of Section 1.6(b)) of DMC Common Stock, stock options or debentures, a form (mutually agreed to by Measurex and DMC) of letter of transmittal and instructions for use in effecting the surrender of the Certificates or documents which, immediately prior to the Effective Time, represented any of such DMC Common Stock, stock options or debentures in exchange for payment of the Cash Merger Consideration in the case of holders of DMC Common Stock and the amounts provided for in Section 1.10 in the case of holders of DMC stock options or debentures. Upon surrender to the Exchange Agent of such documents or Certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, Measurex shall promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings.

               (b) No interest will be paid or will accrue on the amount payable hereunder. If payment is to be made to a person other than the registered holder of the Certificate or document surrendered, it shall be a condition of such payment that the Certificate or document so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Measurex, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or document surrendered or establish to the satisfaction of Measurex or the Exchange Agent that such tax has been paid or is not payable. Three hundred and sixty days following the Effective Time, Measurex shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates or documents formerly representing DMC Common Stock, stock options or debentures outstanding on the Effective Time, and thereafter such holders shall be entitled to look to Measurex only as general creditors thereof with respect to the amounts payable upon due surrender of their Certificates or documents. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates or documents formerly representing DMC Common Stock, stock options or debentures for any amount paid to a public official as required by any applicable abandoned property, escheat or similar law.

               (c) Except as otherwise provided in subsection (b) above, Measurex shall pay all charges and expenses, including those of the Exchange Agent, in connection with the foregoing.

          1.8  Transfers.  After the Effective Time, there shall be no transfers
               ---------
on the stock transfer books of DMC of the shares of DMC Common Stock, stock options or debentures that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or documents are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration to be paid upon the due surrender of and in respect of such Certificates and documents pursuant to this Agreement in accordance with the procedures set forth in this Article I.

          1.9  Dissenters' Rights.  Any stockholder of DMC who shall have
               ------------------
delivered a written demand for appraisal of such stockholder's shares of DMC Common Stock, as provided in Section 262 of the DGCL (each a "Dissenting Stockholder"), shall not be entitled to receive the Cash Merger Consideration pursuant to this Article I, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such shares. DMC shall give Measurex (i) prompt notice of any written demands for appraisal of any Dissenting Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by DMC relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. DMC shall not, except with the prior written consent of Measurex, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          1.10 DMC Stock Option Plans and Debentures.  At the Effective Time,
               -------------------------------------
(i) the DMC 1985 Incentive Stock Option Plan (the "ISO Plan"), the DMC non-qualified stock option plan (the "Warrant Plan'), the DMC 1988 Stock Option Plan (the "1988 Plan"), the DMC 1991 Stock Option Plan (the "1991 Plan"), 4,000 unqualified options granted in 1995 (the "1995 Grant") and the DMC Outside Directors Stock Option Plan (the "Directors Plan" and collectively with the ISO Plan, the Warrant Plan, the 1988 Plan, the 1991 Plan, and the 1995 Grant, the "DMC Stock Option Plans") and all options to purchase DMC Common Stock then outstanding under the DMC Stock Option Plans shall be deemed fully vested and

Measurex will make available to the Exchange Agent amounts sufficient for the Exchange Agent to pay each option holder the difference between the option price specified in the option agreement and the Cash Merger Consideration multiplied by the unexercised options covered by such option agreement; and (ii) Measurex will make available to the Exchange Agent amounts sufficient for the Exchange Agent to pay each debenture holder who is entitled to convert the debenture as of the date of this Agreement the difference between the conversion price specified in the debenture and the Cash Merger Consideration multiplied by the number of shares that remain to be converted under such debenture.

          1.11 Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of DMC and Merger Sub, the officers and directors of DMC and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF DMC
                     -------------------------------------

          DMC hereby represents and warrants to Measurex and Merger Sub that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by DMC to Measurex on the date hereof (the "DMC Disclosure Schedule"). The DMC Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article II.

          In this Agreement, (a) any reference to "Material Adverse Effect" shall mean any and all events, changes or effects that are adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of DMC and its subsidiaries, taken as a whole, compared to those represented by DMC in any part of this Agreement (without reference to any exception for a "Material Adverse Effect") which adverse events, changes or effects in the aggregate could reasonably be expected to cause Measurex to incur losses, liabilities or expenses exceeding $500,000 if the Merger were consummated; (b) any reference to a party's "knowledge" shall mean the actual knowledge of such party's executive officers after due and diligent inquiry; and (c) any reference to the term "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity.

          2.1  Organization, Standing and Power.  Each of DMC and the DMC
               --------------------------------
Subsidiaries (as defined in Section 2.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of DMC and the DMC Subsidiaries has the corporate power and authority, and has all necessary licenses and permits, to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on DMC. DMC has delivered to Measurex a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of DMC and each of the DMC Subsidiaries, each as amended to date. Neither DMC nor any of the DMC Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws or equivalent organizational documents.

          2.2  Subsidiaries.  Except as disclosed in the DMC SEC Documents (as
               ------------
defined in Section 2.6), DMC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. DMC is the owner of all outstanding shares of capital stock of each of its subsidiaries (the "DMC Subsidiaries" and each a "DMC Subsidiary") and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each DMC Subsidiary are owned by DMC free and clear of all liens, charges, claims or encumbrances or rights of others.

          2.3  Capitalization.
               --------------

               (a)  Capital Stock.  The authorized capital stock of DMC
                    -------------
consists of 4,000,000 shares of DMC Common Stock, 1,379,507 of which were issued and outstanding as of the close of business on September 16, 1995, and 3,000 of which were issued and held as treasury stock as of such date by DMC. There are no other outstanding shares of capital stock or voting securities other than shares of DMC Common Stock issued after September 16, 1995 upon the exercise of options under the DMC Stock Option Plans and the conversion of debentures pursuant to the Convertible Debenture agreements as defined in this Section 2.3(a)(ii) and there are no outstanding commitments to issue any shares of capital stock or voting securities after September 16, 1995 other than (i) upon the exercise of options outstanding as of such date under the DMC Stock Option Plans, and (ii) pursuant to the conversion of (A) DMC's convertible subordinated debentures due 1997 (the "1997 Convertible Debentures") in an aggregate principal amount as of September 16, 1995 of $375,500 and (B) DMC's convertible subordinated debentures due 1999 (the "FDIC Debentures" and collectively with the 1997 Convertible Debentures, the "Convertible Debentures") in an aggregate principal amount as of September 16,

1995 of $240,000. All outstanding shares of DMC Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of DMC or any agreement to which DMC is a party or by which it is bound.

               (b)  DMC Stock Option Plans.  As of the close of business on
                    ----------------------
September 16, 1995, there were (i) 15,000 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the ISO Plan;
(ii) 15,500 shares of DMC Common Stock reserved for issuance in respect of outstanding, non-qualified stock options under the Warrant Plan; (iii) 5,000 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the 1988 Plan; (iv) 162,237 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the 1991 Plan; (v) 18,750 shares of DMC Common Stock reserved for issuance in respect of outstanding, unexercised options under the Directors Plan; and 4,000 shares reserved for issuance in respect of outstanding options under the 1995 Grant. Since September 16, 1995, DMC has not issued or granted additional options under the DMC Stock Option Plans. The DMC Disclosure Schedule provides the name, exercise price and number of unexercised shares as of the date of this Agreement.

               (c)  Debentures.  As of the close of business on September 16,
                    ----------
1995, there were (i) 150,200 shares of DMC Common Stock reserved for issuance upon the exercise of the conversion right under the 1997 Convertible Debentures, and (ii) 120,000 shares of DMC Common Stock reserved for issuance upon the exercise of the conversion right under the FDIC Debentures.

               (d)  Other Rights.  Except as specified in this Section 2.3,
                    ------------
there are no other options, warrants, calls, rights, commitments or agreements of any character to which DMC is a party or by which it is bound obligating DMC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of DMC or obligating DMC to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of DMC's capital stock (i) between or among DMC and any of its stockholders or (ii) to the knowledge of DMC, between or among any of DMC's stockholders. True and complete copies of all agreements and instruments relating to or issued under the DMC Stock Option Plans and the Convertible Debentures have been made available to Measurex and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments, in any case from the form made available to Measurex.

          2.4  Authority.  DMC has all requisite corporate power and authority
               ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DMC, subject only to the approval of the Merger by holders of a majority of the outstanding shares of DMC Common Stock. This Agreement has been duly executed and delivered by DMC and constitutes the valid and binding obligation of DMC, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to DMC or any of the DMC Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement relating to the DMC Stockholders Meeting (as defined in Section 2.30), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on DMC, and would not prevent, alter or materially delay any of the transactions contemplated by this Agreement.

          2.5  Noncontravention.  The execution and delivery of this Agreement
               ----------------
by DMC does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or create in any party the right to modification, termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws or other similar organizational document of DMC or any of the DMC Subsidiaries or (ii) any Material Contract (as defined in Section 2.28) to which DMC and any of the DMC Subsidiaries is a party, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DMC or any of the DMC Subsidiaries or any of their properties or assets.

          2.6  SEC Documents; Financial Statements.  DMC has furnished to
               -----------------------------------
Measurex a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by

DMC since December 31, 1990, and, prior to the Effective Time, DMC will have furnished Measurex with true and complete copies of any additional documents filed with the SEC by DMC prior to the Effective Time (collectively, the "DMC SEC Documents"). In addition, DMC has made available to Measurex all exhibits to the DMC SEC Documents filed prior to the date hereof, and will promptly make available to Measurex all exhibits to any additional DMC SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the DMC SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired or terminated in accordance with their terms, and neither DMC nor any of the DMC Subsidiaries is in default thereunder. As of their respective filing dates, the DMC SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the DMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed DMC SEC Document. The financial statements of DMC, including the notes thereto, included in the DMC SEC Documents (the "DMC Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The DMC Financial Statements fairly present the consolidated financial condition and operating results of DMC and the DMC Subsidiaries as of the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in DMC accounting policies except as described in the notes to the DMC Financial Statements.

          2.7  Absence of Certain Changes.  Since June 30, 1995, (the "DMC
               --------------------------
Balance Sheet Date"), DMC has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on DMC;
(ii) any acquisition, sale or transfer of any material asset of DMC or any of the DMC Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by DMC or any revaluation by DMC of any of its or any of the DMC Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of DMC, or any direct or indirect redemption, purchase or other acquisition by DMC of any of its shares of capital stock; (v) any Material Contract entered into by DMC or any of the DMC Subsidiaries, other than in the ordinary course of business and as provided to Measurex, or any material adverse amendment or termination of, or default under, any Material Contract to which DMC or any of the DMC Subsidiaries is a party or by which it is bound; (vi) any increase in the compensation payable or to become payable by DMC to any of its officers, directors, consultants or employees (except for salary or rate increases granted to such persons in the ordinary course of business and consistent with prior practice); (vii) any (A) grant of any severance or termination pay to any director, officer or employee of DMC or any of the DMC Subsidiaries, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of DMC or any DMC Subsidiary, (C) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) any increase in compensation, bonus or other benefits payable to directors, officers or employees of DMC or any DMC Subsidiary; or (viii) any negotiation or agreement by DMC or any of the DMC Subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Measurex and its representatives regarding the transactions contemplated by this Agreement).

          2.8  Absence of Undisclosed Liabilities.  DMC has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in DMC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (the "DMC Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the DMC Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the DMC Balance Sheet Date and consistent with past practice; (iv) those incurred in connection with the execution of this Agreement and the transactions contemplated hereby; and (v) those that could not reasonably be expected to have a Material Adverse Effect.

          2.9  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of DMC, threatened against DMC or any of the DMC Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on DMC. There is no judgment, decree or order against DMC or any of the DMC Subsidiaries, or, to the knowledge of DMC, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect.

          2.10 Restrictions on Business Activities.  There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon DMC or any of the DMC Subsidiaries that could reasonably be expected to have a Material Adverse Effect by prohibiting or impairing any current or future business practice of DMC or any of the DMC Subsidiaries, any acquisition of property by DMC or any of the DMC Subsidiaries or the conduct of business by DMC or any of the DMC Subsidiaries as currently conducted or as proposed to be conducted by DMC or any of the DMC Subsidiaries.

          2.11 Governmental Authorization.  DMC and each of the DMC
               --------------------------
Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which DMC or any of the DMC Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of DMC's or any of the DMC Subsidiaries' business or the holding of any such interest (herein collectively referred to as "DMC Authorizations"), and all of such DMC Authorizations are in full force and effect, except where the failure to obtain or have any of such DMC Authorizations could not reasonably be expected to have a Material Adverse Effect.

          2.12 Title to Property.  DMC and the DMC Subsidiaries have good and
               -----------------
marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the DMC Balance Sheet or acquired after the DMC Balance Sheet Date (except for intellectual property rights which are governed by Section 2.13 below and except for properties, interests in properties and assets sold or otherwise disposed of since the DMC Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable and (ii) liens securing debt which is reflected on the DMC Balance Sheet. The plants, property and equipment of DMC and the DMC Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted.
All properties used in the operations of DMC and the DMC Subsidiaries are reflected in the DMC Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. The DMC Disclosure Schedule identifies each parcel of real property owned or leased by DMC or any of the DMC Subsidiaries.

          2.13 Intellectual Property.
               ---------------------

               (a) DMC and the DMC Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of DMC and the DMC Subsidiaries as currently conducted or as proposed to be conducted by DMC and the DMC Subsidiaries.

               (b) The DMC Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which DMC uses in its business or the business of any DMC Subsidiary and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which DMC is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which DMC is a party and pursuant to which DMC is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product produced by DMC or any DMC Subsidiary, the absence of which could reasonably be expected to have a Material Adverse Effect.

               (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of DMC or any of the DMC Subsidiaries, any trade secret, or any Intellectual Property right of any third party to the extent licensed by or through DMC or any of the DMC Subsidiaries, by any third party, including any employee or former employee of DMC or any of the DMC Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. Neither DMC nor any of the DMC Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

               (d) DMC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect.

               (e) All patents, registered trademarks, service marks and copyrights held by DMC and the DMC Subsidiaries are valid and subsisting. DMC
(i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party;
(ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement would have a Material Adverse Effect; and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

               (f) DMC has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that DMC does not already own by operation of law.

               (g) DMC has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All Confidential Information is presently and as of the Closing will be located at DMC's address as set forth in this Agreement. All use, disclosure or appropriation of Confidential Information owned by DMC by or to a third party has been pursuant to the terms of a written agreement between DMC and such third party. All use, disclosure or appropriation of Confidential Information not owned by DMC has been pursuant to the terms of a written agreement between DMC and the owner of such Confidential Information, or is otherwise lawful.

          2.14 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                    (i) "Environmental and Safety Laws" shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                    (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                    (iii) "Property" shall mean all real property leased or owned by DMC or any DMC Subsidiary either currently or in the past.

                    (iv) "Facilities" shall mean all buildings and improvements on the Property of DMC or any DMC Subsidiary.

               (b) Except for the purchase, storage, use or disposal of Hazardous Materials in the ordinary course of business, all of which has been in compliance with Environmental and Safety Laws, DMC represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities;
(ii) all hazardous substances and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) DMC and the DMC Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) neither DMC nor any DMC Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or analogous state statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and DMC's and the DMC Subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) DMC and the DMC Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

               2.15 Radioactive Materials and X-Ray Sources.
                    ---------------------------------------

                    (a) DMC and the DMC Subsidiaries have obtained and maintained in accordance therewith all necessary permits and licenses from all governments and regulatory agencies required for the purchase, transport, storage, use and manufacture, distribution, sale or lease, licensing, maintenance and disposal of radioactive materials and x-ray sources.

                    (b) DMC and the DMC Subsidiaries have not violated in any respect or received a notice or charge asserting any violation of any federal, provincial, state, local or foreign law respecting the use of radioactive materials or x-ray sources.

               (c) The DMC Disclosure Schedule lists the ANSI Classification and the ANSI Standard for each DMC radioisotope source holder containing an ionizing radiation source. Each such product has been designed and manufactured to the ANSI Classification and the ANSI Standard suitable according to industry accepted practice for the required customer, environment and/or application. Radioisotope source holder design drawings were prepared for each such product and have been maintained by DMC and by the DMC Subsidiaries.

          2.16 Taxes.  DMC and each of the DMC Subsidiaries, and any
               -----
consolidated, combined, unitary or aggregate group for Tax purposes of which DMC or any of the DMC Subsidiaries is or has been a member have timely filed all material Tax Returns required to be filed by it, have paid all Taxes shown thereon to be due and, to its knowledge, has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax returns. Except as disclosed in the SEC Documents, (i) no material claim for Taxes has become a lien against the property of DMC or any of the DMC Subsidiaries or is being asserted against DMC or any of the DMC Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of DMC or any of the DMC Subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by DMC or any of the DMC Subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which DMC or any of the DMC Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. DMC has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.
Neither DMC nor any of the DMC Subsidiaries is a party to any tax sharing or tax allocation agreement nor does DMC or any of the DMC Subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. DMC and each of the DMC Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

          2.17 Employee Benefit Plans.
               ----------------------

               (a) The DMC Disclosure Schedule lists, with respect to DMC, any DMC Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with DMC (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of DMC and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of DMC of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of DMC (together, the "DMC Employee Plans").

               (b) DMC has furnished to Measurex a copy of each of the DMC Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each DMC Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any DMC Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. DMC has also furnished Measurex with the most recent Internal Revenue Service determination letter issued with respect to each such DMC Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any DMC Employee Plan subject to Code Section 401(a).

               (c) (i) None of the DMC Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any DMC Employee Plan, which could reasonably be expected to have a Material Adverse Effect; (iii) each DMC Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have a Material Adverse Effect, and DMC and each DMC Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the DMC Employee Plans, except as could not reasonably be expected to have a Material Adverse Effect;
(iv) neither DMC nor any DMC Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the DMC Employee Plans; (v) all material contributions required to be made by DMC or any DMC Subsidiary or ERISA Affiliate to any DMC Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each DMC Employee Plan for the current plan years; (vi) with respect to each DMC Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no DMC Employee Plan is covered by, and neither DMC nor any DMC Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each DMC Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, DMC has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such DMC Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of DMC is threatened, against or with respect to any such DMC Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither DMC nor any DMC Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (d) With respect to each DMC Employee Plan, DMC and each of its United States DMC Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of DMC, any DMC Subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of any payments or the vesting of any options or other benefits, or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by DMC, any DMC Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any DMC Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in DMC's financial statements.

          2.18 Certain Agreements Affected by the Merger.  Neither the
               -----------------------------------------
execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of DMC or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by DMC or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.19 Product Warranty.  Except for the amount identified as warranty
               ----------------
reserve on the DMC Balance Sheet, each product manufactured, sold, leased, or delivered by DMC or the DMC Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither DMC nor any of the DMC Subsidiaries have liabilities (and there is no basis for any present or future claim or demand against DMC or the DMC Subsidiaries giving rise to any liability) for replacement or repair thereof (including without limitations bringing the product into compliance with performance guarantees), or other damages (including without limitation any refund to customers and deduction of purchase price) and costs in connection therewith.

          2.20 Product Liability.  DMC and the DMC Subsidiaries have no
               -----------------
liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by DMC or the DMC Subsidiaries, except for such liabilities that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of DMC, each of DMC's and the DMC Subsidiaries' products meets all applicable product safety requirements.

          2.21 Employee Matters.  DMC and each of the DMC Subsidiaries are in
               ----------------
compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against DMC or any of the DMC Subsidiaries under any workers compensation plan or policy or for long term disability. Neither DMC nor any of the DMC Subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of DMC, threatened, between DMC or any of the DMC Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on DMC. Neither DMC nor any of the DMC Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does DMC nor any of the DMC Subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

          2.22 Interested Party Transactions.  Except as disclosed in the DMC
               -----------------------------
SEC Documents, neither DMC nor any of the DMC Subsidiaries is indebted to any director, officer, employee or agent of DMC or any of the DMC Subsidiaries (except for amounts due as normal salaries, bonuses or commissions and in reimbursement of ordinary expenses), and no such person is indebted to DMC or any of the DMC Subsidiaries (except for amounts due to normal advancements of expenses), and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since December 31, 1994.

          2.23 Insurance.  DMC and each of the DMC Subsidiaries have policies
               ---------
of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of DMC and the DMC Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and DMC and the DMC Subsidiaries are otherwise in compliance with the terms of such policies and bonds. DMC has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.24 Compliance with Laws.  Each of DMC and the DMC Subsidiaries has
               --------------------
complied with,not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on DMC.

          2.25  Inventory.  The inventories of DMC disclosed in the DMC Balance
                ---------
Sheet and in any subsequently filed DMC SEC Documents are stated consistently with the audited financial statements of DMC, such presentation is in accordance with GAAP, and due provision was made to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. Since June 30, 1995, due provision was made on the books of DMC in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

          2.26 Accounts Receivable.  The accounts receivable disclosed in the
               -------------------
DMC Balance Sheet and, with respect to accounts receivable created since the date of the DMC Balance Sheet, disclosed in any subsequently filed DMC SEC Documents, or as accrued on the books of DMC in the ordinary course of business consistent with past practices in accordance with generally accepted accounting principles since the last filed DMC SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discounts, and the amount carried for doubtful accounts and allowances disclosed in each of such DMC SEC Documents or accrued on such books is sufficient to provide for any losses which may be sustained on realization of the receivables.

          2.27 Customers and Suppliers.  As of the date hereof, no customer
               -----------------------
which individually accounted for more than 5% of DMC's gross revenues during the 12-month period ending August 31, 1995, and no supplier of DMC material to its business, has cancelled or otherwise terminated, or made any written threat to DMC to cancel or otherwise terminate its relationship with DMC, or has at any time on or after June 30, 1995 decreased materially its services or supplies to DMC in the case of any such supplier, or its usage of the services or products of DMC in the case of such customer, and to DMC's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with DMC or to decrease materially its services or supplies to DMC or its usage of the services or products of DMC, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of DMC's gross revenues during the 12-month period ending August 31, 1995, has cancelled or otherwise terminated, or made any written threat to DMC to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with DMC, and to DMC's knowledge, no such customer intends to cancel or otherwise terminate its relationship with DMC or to decrease materially its usage of the services or products of DMC. DMC has not knowingly breached, so as to provide a benefit to DMC that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of DMC. No supplier of materials to DMC is the sole source of supply of any material or materials used in any DMC product.

          2.28 Material Contracts.  The DMC Disclosure Schedule lists each
               ------------------
contract or agreement to which DMC is a party (i) that is required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each of which has been so filed as an Exhibit to the DMC SEC Documents), (ii) that grants to a third party any commercial rights to exploit any of the Intellectual Property except for licenses contained in purchase orders arising in the ordinary course of business or (iii) the absence of which would have a Material Adverse Effect (each, a "Material Contract''). Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than DMC) in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether considered in a proceeding in equity or at law), and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by DMC or any third party under any Material Contract. DMC has duly complied in all respects with the provision of each Material Contract to which it is a party. Without limiting the foregoing, all technology and know-how that were required to be transferred under the agreements with Techmetal Promotion have been transferred to DMC.

          2.29 Minute Books.  The minute books of DMC and the DMC Subsidiaries
               ------------
made available to Measurex contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of DMC and the respective DMC Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.30 Proxy Statement.  The information supplied by DMC for inclusion
               ---------------
in the Proxy Statement to be sent to the stockholders of DMC in connection with the meeting of DMC's stockholders to consider the Merger (the "DMC Stockholders Meeting") shall not, on the date the Proxy Statement is first mailed to DMC's stockholders, at the time of the DMC Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the DMC Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by DMC which should be set forth in a supplement to the Proxy Statement, DMC shall promptly inform Measurex and Merger Sub and prepare and disseminate such supplement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, DMC makes no representation, warranty or covenant with respect to any information supplied by Measurex or Merger Sub which is contained in any of the foregoing documents.

          2.31 Brokers' and Finders' Fees.  DMC has not incurred, nor will it
               --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.32 Opinion of Financial Advisor.  DMC has been advised in writing
               ----------------------------
by Ferris, Baker Watts, Incorporated that in such financial advisor's opinion, as of the date hereof, the consideration to be received by the stockholders of DMC in the Merger is fair, from a financial point of view, to the stockholders of DMC.

          2.33 Vote Required.  The affirmative vote of the holders of a
               -------------
majority of the shares of DMC Common Stock outstanding on the record date set for the DMC Stockholders Meeting is the only vote of the holders of any of DMC's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.34 Board Approval.  The Board of Directors of DMC has unanimously
               --------------
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of DMC and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of DMC approve this Agreement and the Merger.

          2.35 Section 203 Not Applicable.  The Board of Directors of DMC has
               --------------------------
taken all actions (i) to ensure that the restrictions contained in Section 203 of DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Voting and Option Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement and (ii) to recommend the appointment of the directors of the Surviving Corporation as provided in this Agreement.

          2.36 No Government Contracts.  None of DMC or the DMC Subsidiaries
               -----------------------
have entered into any contracts to supply products, either as a prime contractor or as a subcontractor, to the United States government or any agency or instrumentality thereof.

          2.37 Backlog.  The value as determined by Measurex's Backlog
               -------
Corporate Instruction No. 511 rev. 2 of orders for products and services received by DMC and the DMC Subsidiaries from customers but not shipped or performed as of August 31, 1995 ("the Backlog") is $18,691,672. From August 31, 1995 through the date of this Agreement, none of the orders in the Backlog have been cancelled.

          2.38 Right to Practice Under Instantaneous Profile Measurement
               ---------------------------------------------------------
Licenses.  Excluding provisions restricting transfer and assignment, nothing in
- --------
DMC's agreements with Techmetal Promotion or the patents referenced in such agreements shall prevent Surviving Corporation from designing, manufacturing or selling products similar to the products made under the licenses granted in such agreements which measure the transverse profile of a sheet by using x-rays and any detector other than a detector which utilizes a linear array of photodiodes which are sensitive to x-rays.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF MEASUREX AND MERGER SUB
           ---------------------------------------------------------

          Measurex and Merger Sub hereby represent and warrant to DMC that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by Measurex to DMC on the date hereof (the "Measurex Disclosure Schedule"). The Measurex Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

          3.1  Organization, Standing and Power.  Each of Measurex and Merger
               --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          3.2  Authority.  Each of Measurex and Merger Sub has all requisite
               ---------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Measurex and Merger Sub. This Agreement has been duly executed and delivered by Measurex and Merger Sub and constitutes the valid and binding obligation of each of Measurex and Merger Sub, enforceable against each of them in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Measurex or Merger Sub in connection with the execution and delivery of this Agreement by Measurex and Merger Sub or the consummation by Measurex and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(iii) such filings as may be required under HSR, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, alter or materially delay any of the transactions contemplated by this Agreement.

          3.3  Noncontravention.  The execution and delivery of this Agreement
               ----------------
do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under any provision of the Certificate of Incorporation or Bylaws or other similar organizational document of Measurex.

          3.4  Board Approval.  The Boards of Directors of Measurex and Merger
               --------------
Sub have (i) determined that the Merger is in the best interests of their stockholders and is on terms that are fair to such stockholders, and (ii) approved this Agreement and the Merger.

          3.5  Financing.  Measurex represents that at Closing it will have
               ---------
sources of financing adequate to pay the Merger Consideration and outstanding amounts owing to financial institutions by DMC.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          4.1  Conduct of Business.  During the period commencing on the date of
               -------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, DMC agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Measurex), to carry on the businesses of DMC and the DMC Subsidiaries as in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause the DMC Subsidiaries to pay debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable commercial efforts consistent with past practice and policies to preserve intact its and the DMC Subsidiaries' present business organizations, keep available the services of its and the DMC Subsidiaries' present officers and key employees and preserve its and the DMC Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or the DMC Subsidiaries, to the end that its and the DMC Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. DMC agrees to promptly notify Measurex of any event or occurrence not in the ordinary course of its or the DMC Subsidiaries' business, and of any event which could have a Material Adverse Effect on it. Without limiting the foregoing, except as expressly contemplated by this Agreement, DMC shall not do, cause or permit any of the following, or allow, cause or permit any of the DMC Subsidiaries to do, cause or permit any of the following, without the prior written consent of Measurex.

               (a)  Charter Documents.  Cause or permit any amendments to its
                    -----------------
Certificate of Incorporation or Bylaws or other similar organizational document;

               (b)  Issuance of Securities.  Issue, deliver, grant or sell or
                    ----------------------
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of stock options, warrants, purchase rights, conversion rights or other rights therefor outstanding as of the date of this Agreement;

               (c)  Dividends; Changes in Capital Stock.  Declare or pay any
                    -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or the DMC Subsidiaries;

               (d)  Stock Option Plans, Etc.  Except as provided in Section
                    -----------------------
5.10, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

               (e)  Material Contracts.  Enter into any Material Contract or
                    ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

               (f)  Intellectual Property.  Transfer to any person or entity any
                    ---------------------
rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

               (g)  Exclusive Rights.  Enter into or amend any agreements
                    ----------------
pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or Intellectual Property;

               (h)  Dispositions.  Sell, lease, license or otherwise dispose
                    ------------
of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

               (i)  Indebtedness.  Incur any indebtedness for borrowed money or
                    ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, other than draws on existing lines of credit as necessary for its operations in the ordinary course of business;

               (j)  Leases.  Enter into any operating lease in excess
                    ------
of $10,000;

               (k)  Payment of Obligations.  Pay, discharge or satisfy in an
                    ----------------------
amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the DMC Financial Statements;

               (l)  Capital Expenditures.  Make any capital expenditures,
                    --------------------
capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

               (m)  Insurance.  Reduce the amount of any insurance coverage
                    ---------
provided by existing insurance policies;

               (n)  Termination or Waiver.  Terminate or waive any right of
                    ---------------------
substantial value, other than in the ordinary course of business;

               (o)  Employee Benefit Plans; New Hires; Pay Increases.  Adopt
                    ------------------------------------------------
or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

               (p)  Severance Arrangements.  Grant any severance or termination
                    ----------------------
pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements in effect on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

               (q)  Lawsuits.  Commence a lawsuit other than for the routine
                    --------
collection of bills, in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Measurex prior to the filing of such a suit;

               (r)  Acquisitions.  Acquire or agree to acquire by merging or
                    ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

               (s)  Taxes.  Other than in the ordinary course of business, make
                    -----
 or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (t)  Notices.  DMC shall give all notices and other required to
                    -------
be given to the employees of DMC, any collective bargaining unit representing any group of employees of DMC, and any applicable government authority under the

WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

               (u)  Revaluation.  Revalue any of its assets, including without
                    -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (v)  Other.  Take or agree in writing or otherwise to take, any
                    -----
of the actions described in Sections 4.1(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.2  No Solicitation.  Subject to the provision contained in this
               ---------------
Section 4.2 permitting DMC to consider and negotiate unsolicited written proposals as hereafter specifically provided, DMC shall not, directly or indirectly, through any officer, director, employee, representative or agent of DMC or any of the DMC Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving DMC or any of the DMC Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), provided that DMC may send a copy of the Press Release announcing this Agreement to anyone, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing
                                               --------  -------
contained in this Agreement shall prevent DMC or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal, to DMC or the stockholders of DMC, if and only to the extent that (1) the Board of Directors of DMC believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to DMC's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of DMC determines in good faith after consultation with outside legal counsel that such action is necessary for DMC to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of DMC receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreement (as defined in Section 5.4); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. DMC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. DMC shall (i) promptly notify Measurex after receipt by it (or its advisors) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, (ii) promptly notify Measurex after receipt of any request for nonpublic information relating to it or any of the DMC Subsidiaries or for access to its or any of the DMC Subsidiaries' properties, books or records by any person that may be considering making, or has made, an Acquisition Proposal and (iii) subject to the fiduciary duties of its Board of Directors under applicable law as advised by its outside counsel, keep Measurex advised of the status and principal financial terms of any such Acquisition Proposal, indication or request.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1  Proxy Statement.  If required by applicable law, as promptly as
               ---------------
practicable after the execution of this Agreement, DMC and Measurex shall prepare and DMC shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby, and shall use its best efforts to have the Proxy Statement cleared as promptly as practicable by the SEC. Subject to the provisions of Section 4.2, the Proxy Statement shall include the recommendation of the Board of Directors of DMC for its stockholders to vote in favor of the Merger. Measurex and DMC shall cooperate with each other in the preparation of the Proxy Statement, and DMC shall notify Measurex of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Measurex promptly copies of all correspondence between DMC or any representative of DMC and the SEC. Measurex and DMC agree to use their best efforts, after consultation with each other, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of DMC Common Stock entitled to vote at the Stockholders Meeting at the earliest practicable time.

          5.2  Meeting of Stockholders.  DMC shall take all action necessary in
               -----------------------
accordance with DGCL and its Certificate of Incorporation and Bylaws to convene the DMC Stockholders Meeting as promptly as practicable, but in any event on or prior to December 1, 1995. DMC shall consult with Measurex regarding the date of the DMC Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the DMC Stockholders Meeting without the consent of Measurex. Subject to the provisions of Section 4.2, DMC shall use its best efforts to solicit from stockholders of DMC proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

          5.3  Access to Information.
               ---------------------

               (a) DMC shall afford Measurex and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of DMC's and the DMC Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of DMC and the DMC Subsidiaries as Measurex may reasonably request. DMC agrees to provide to Measurex and its accountants, counsel and other representatives copies of internal financial statements promptly upon request and access to the workpapers of the independent public accountants of DMC prepared in connection therewith.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, Measurex and DMC shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4  Confidentiality.  The parties acknowledge that Measurex and DMC
               ---------------
have previously executed a confidentiality agreement dated May 15, 1995 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. In addition, Measurex and DMC each agree that it shall keep, and shall use its reasonable efforts to cause its directors, officers, employees, consultants, representatives and advisors ("Representatives") to agree to keep, all confidential or proprietary information of Measurex or DMC confidential and shall not, except as otherwise permitted hereby including as permitted by Section 4.2, disclose any such information to any person other than its Representatives. For purposes of this
Section 5.4, the term "confidential or proprietary information" shall mean all information which is disclosed to either DMC or Measurex, or their respective Representatives, by the other, and which relates to matters such as trade secrets, research and development activities, books and records, catalogues, sample books, customer lists, suppliers, distribution channels, cost or price information, private processes, formulae, functional specifications, blueprints, know-how, data, improvements, discoveries, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, financial statements, identification of key employees and manufacturing plans and operations; provided, however, that such definition
                                    --------  -------
shall not include (i) information which is or becomes generally available to the public, (ii) information which, in the opinion of counsel to DMC or Measurex, it is required by law, court order, governmental order or decree to disclose, (iii) information which was developed by or on behalf of DMC or Measurex, independent from the infor mation disclosed hereunder, (iv) information which was subsequently made available to Measurex by a third party, or (v) information already known by DMC or Measurex, as the case may be.

          5.5  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Measurex and DMC shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or any listing agreement with any national securities exchange or the NASD.

          5.6  Consents; Cooperation.  Each of Measurex, Merger Sub and DMC will
               ---------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated hereby and shall promptly apply for or otherwise seek, and take all reasonable actions to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall take all reasonable actions to obtain all necessary consents, waivers and approvals under any of its Material Contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law. Notwithstanding any provision to the contrary contained herein, no party shall be required to litigate any issue in order to comply with this Section 5.6.

          5.7  FIRPTA.  DMC shall, prior to the Closing Date, provide Measurex
               ------
with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form reasonably satisfactory to Measurex and DMC, which states that shares of capital stock of DMC do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Measurex's obligations under Treasury Regulation Section

1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, DMC shall have provided to Measurex, as agent for DMC, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in form reasonably satisfactory to Measurex and DMC, along with written authorization for Measurex to deliver such notice form to the Internal Revenue Service on behalf of DMC upon the Closing of the Merger.

          5.8  FDA Filings.  Promptly DMC shall make all necessary filings with
               -----------
the Food and Drug Administration concerning its x-ray products.

          5.9  Reasonable Efforts and Further Assurances.  Each of the parties
               -----------------------------------------
to this Agreement shall use all reasonable efforts and take all reasonable actions to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          5.10 Amendment of Certain Agreements.  Promptly DMC shall cause the
               -------------------------------
DMC Stock Option Plans and the 1997 Debenture agreements to be amended so as to enable the payment of cash consideration pursuant to Section 1.10.

          5.11 Indemnification.  For a period of three years after the
               ---------------
Effective Time, Measurex will cause the Surviving Corporation to have a provision in its Certificate of Incorporation the same as Article 9 of the Certificate of Incorporation of DMC as of the date of this Agreement.

          5.12 Payment of Bank Loans.  Promptly following the Effective Time,
               ---------------------
Measurex shall pay the outstanding amounts owing to financial institutions by DMC.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER
                           ------------------------

          6.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a)  Stockholder Approval.  This Agreement and the Merger shall
                    --------------------
have been approved and adopted by the holders of a majority of the shares of DMC Common Stock outstanding as of the record date set for the DMC Stockholders Meeting.

               (b)  No Injunctions or Restraints; Illegality.  No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (c)  Governmental Approval.  Measurex, DMC and Merger Sub and
                    ---------------------
their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Exchange Act and under HSR.

          6.2  Additional Conditions to Obligations of DMC.  The obligations of
               -------------------------------------------
DMC to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
DMC:

               (a)  Representations, Warranties and Covenants.  (i) The
                    -----------------------------------------
representations and warranties of Measurex and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Measurex and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time. DMC shall have been provided with a certificate executed on behalf of Measurex by its Chief

Executive Officer and its Chief Financial Officer confirming that this condition has been satisfied.

               (b) Prior to the DMC Stockholders Meeting referred to in Section 6.1(a), Measurex shall have provided to DMC evidence reasonably satisfactory to DMC that Measurex shall be able to fulfill the representation set forth in
Section 3.5.

          6.3  Additional Conditions to the Obligations of Measurex and Merger
               ---------------------------------------------------------------
Sub.  The obligations of Measurex and Merger Sub to consummate and effect this
- ---
Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Measurex:

               (a)  Representations, Warranties and Covenants.  (i) The
                    -----------------------------------------
representations and warranties of DMC in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) DMC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Measurex shall have been provided with a certificate executed on behalf of DMC by its Chief Executive Officer and Chief Financial Officer confirming that this condition has been satisfied.

               (b)  Third Party Consents.  Measurex shall have been furnished
                    --------------------
with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any Material Contract of DMC or any of the DMC Subsidiaries.

               (c)  Injunctions or Restraints on Conduct of Business.  No
                    ------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Measurex's conduct or operation of the business of DMC and the DMC Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (d)  Legal Opinion.  Measurex shall have received a legal
                    -------------
opinion from Klaine, Wiley, Hoffmann & Meurer, legal counsel to DMC, in form and substance reasonably satisfactory to Measurex.

               (e)  No Material Adverse Changes.  There shall not have
                    ---------------------------
occurred any material adverse change which constitutes a Material Adverse
Effect.

               (f)  Voting and Option Agreement.  Voting and Option Agreements
                    ---------------------------
shall have been executed by a majority of the directors of DMC and shall remain in full force and effect.

               (g)  FIRPTA Certificate.  DMC shall have provided to Measurex the
                    ------------------
documentation referred to in Section 5.7.

               (h)  Noncompetition Agreement.  Noncompetition Agreements in a
                    ------------------------
form reasonably satisfactory to Measurex shall have been entered into between DMC, Dominque Gignoux, Tom Armfield and Steve Outhwaite.

               (i)  Physical Inventory.  DMC shall conduct a physical inventory
                    ------------------
count (and Measurex shall be allowed to participate in this activity) and the Additional Inventory Reserve, as defined in Exhibit B, Physical Inventory, shall
                                            ---------
not exceed $1,500,000.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time whether before or after the approval by the stockholders of DMC or Measurex:

               (a) by mutual consent of the Boards of Directors of Measurex, Merger Sub and DMC;

               (b) by Measurex or DMC, if (i) the Effective Date shall not have occurred on or before January 31, 1996; (ii) any Governmental Entity, the consent of which is a condition to the obligations of Measurex and DMC to consummate the transactions contemplated hereby, shall have determined not to grant its consent; or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final; provided, however, that the right to
                                            --------  -------
terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

               (c) by Measurex or DMC, if, at the meeting of DMC stockholders (including any adjournment or postponement thereof) called pursuant to Section
5.2 hereof, the requisite vote of the stockholders of DMC shall not have been obtained.

               (d) by Measurex, if (i) there has been a material breach by DMC of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendation of the transactions contemplated by this Agreement in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided,
                                                                     --------
however, that the right to terminate this Agreement pursuant to this Section
- -------
7.1(d) shall not be available to Measurex if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

               (e) by DMC, if (i) there has been a material breach by Measurex of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) subject to
Section 7.2 hereof, the Board of Directors of DMC shall have withdrawn or modified in a manner adverse to Measurex its approval or recommendation of the transactions contemplated by this Agreement in order to permit DMC to execute a definitive agreement providing for the transaction or transactions contemplated by a Superior Proposal; provided, however, that the right to terminate this
                        --------  -------
Agreement pursuant to this Section 7.1(e) shall not be available to DMC if DMC, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

          7.2  Certain Actions Prior to Termination.  DMC shall provide to
               ------------------------------------
Measurex the notice required by Section 4.2 prior to any termination of this Agreement pursuant to Section 7.1(e)(ii) advising Measurex that the Board of Directors of DMC has received a Superior Proposal. At any time after the fourth business day following such notice, DMC may terminate this Agreement as provided in Section 7.1(e)(ii) only if the Board of Directors of DMC determines that such Superior Proposal remains more favorable to its stockholders than the transactions contemplated by this Agreement (which determination shall be made in light of any revised proposal made by Measurex prior to the expiration of such four-business day period).

          7.3  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by Merger Sub, Measurex or DMC as provided in Section 7.1 hereof, and except as set forth in Sections 5.4, 7.4 and this Section 7.3, this Agreement shall forthwith become void and there shall be no liability on the part of Merger Sub, Measurex or DMC or their respective officers or directors under this Agreement, except to the extent that such termination results from the breach by a party hereto of any of its representatives, warranties or covenants set forth in this Agreement.

          7.4  Expenses and Termination Fee.
               ----------------------------

               (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense except as set forth in Section 7.4(b).

               (b) If this Agreement is terminated pursuant to Sections 7.1(d) or 7.1(e)(ii), and if DMC is not entitled to terminate this Agreement by reason of Sections 7.1(b) or 7.1(e)(i), then, in addition to any other rights or remedies that may be available, DMC shall promptly (and in any event within two days of receipt by DMC of written notice from Measurex) pay Measurex (by wire transfer of immediately available funds to an account designated by Measurex) the sum of six hundred thousand dollars ($600,000). The termination of this Agreement shall not be effective until receipt by Measurex of said amount.

               (c) If this Agreement is terminated by DMC pursuant to Section 7.1(e)(i) and if Measurex is not entitled to terminate this Agreement pursuant to Section 7.1(b) or 7.1(d)(i), then Measurex shall promptly reimburse DMC for its out of pocket costs incurred by DMC in connection with this Agreement for its financial advisors, legal counsel, accountants, printing costs and filing fees.

          7.5  Amendment.  The boards of directors of the parties hereto may
               ---------
cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an
                                                        --------
amendment made subsequent to adoption of the Agreement by the stockholders of DMC shall not (i) alter or change the amount or kind of consideration to be received on conversion of the DMC Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of DMC Common Stock.

          7.6  Extension; Waiver.  At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                              GENERAL PROVISIONS
                              ------------------

          8.1  Survival.  The representations, warranties and agreements set
               --------
forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (FIRPTA),
5.9 (Reasonable Efforts and Further Assurances), 5.12 (Payment of Bank Loans),
7.4 (Expenses and Termination Fee), 7.5 (Amendment), and this Article VIII shall survive the Effective Time.

          8.2  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               1.   if to Measurex or Merger Sub, to:

                    One Results Way
                    Cupertino, CA  95014
                    Attention:  Executive Vice President
                                 and President Industrial
                                 Systems Division
                    Facsimile No.: (408) 864-7506
                    Telephone No.: (408) 255-1500

                    with a copy to:

                    Vice President and General Counsel
                    Facsimile No.: (408) 864-7580
                    Telephone No.: (408) 255-1500

               2.   if to DMC, to:

                    P.O. Box 490
                    Gaithersburg, MD  20884
                    Attention:  President and Chief
                                 Executive Officer
                    Facsimile No.: (301) 670-0506
                    Telephone No.: (301) 948-2450
                    with a copy to:

                    Gregory J. Meurer
                    Klaine, Wiley, Hoffmann & Meurer
                    Suite 1850
                    105 East Fourth Street
                    Cincinnati, OH  45202
                    Facsimile No.: (513) 241-6754
                    Telephone No.: (513) 241-0202

          8.3  Interpretation.  When a reference is made in this Agreement to
               --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.4  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          8.5  Entire Agreement; Nonassignability; Parties in Interest.  This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, and the DMC Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          8.6  Severability.  In the event that any provision of this Agreement,
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.7  Remedies Cumulative.  Except as otherwise provided herein, any
               -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.8  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, with regard to its principles of conflicts of laws.

          8.9  Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          IN WITNESS WHEREOF, Measurex, Merger Sub and DMC have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                              MEASUREX CORPORATION



                              By:  __________________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                              MX ACQUISITION CORP.



                              By:  __________________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                              DATA MEASUREMENT CORPORATION



                              By:  __________________________________________
                                   Name:_____________________________________
                                   Title:____________________________________

                                   EXHIBIT A
                                   ---------


                       VOTING AND STOCK OPTION AGREEMENT


     THIS VOTING AND STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of September 16, 1995, by and between __________________ ("Grantor"), and MEASUREX CORPORATION, a Delaware corporation ("Measurex").

     WHEREAS, Grantor is an officer, director or principal stockholder of Data Measurement Corporation, a Delaware corporation ("DMC"); and

     WHEREAS, Measurex and DMC propose to enter into an Agreement and Plan of Reorganization and related agreements dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of a wholly owned subsidiary of Measurex with and into DMC (the "Merger") upon the terms described therein; and

     WHEREAS, as an inducement to Measurex's willingness to enter into the Merger Agreement and as a condition to Measurex's obligation to effect the Merger, Grantor has agreed to grant Measurex the Option described in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and in the Merger Agreement, Grantor and Measurex agree as follows:

     1.   Agreement to Retain Stock.
          -------------------------

          (a)  Transfer and Encumbrance.  Grantor agrees not to transfer, sell,
               ------------------------
exchange, pledge or otherwise dispose of or encumber any shares of DMC Common Stock owned by Grantor (the "Stock") or any New Stock (as defined in Section 1(b) below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date (as defined in Section 1(c) below) except upon the exercise of the Option (as defined below) by Measurex; provided, however, that any pledge on or other encumbrance in respect of any of the Stock existing as of the date hereof shall be permitted to remain in existence and shall not be deemed a breach of this Section 1(a).

          (b)  New Stock.  Grantor agrees that any shares of DMC Common Stock
               ---------
that Grantor purchases or with respect to which Grantor otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the

Expiration Date ("New Stock") shall be subject to the terms and conditions of this Agreement to the same extent as if they had originally constituted Stock. Grantor is the holder of DMC stock options and/or convertible debentures, all of which are fully exercisable or convertible into DMC Common Stock. In the event Measurex gives Grantor notice of the exercise of its option under this Agreement and requests Grantor to do so, Grantor will exercise his DMC stock options and/or convert his convertible debentures and the stock he acquires will be included in New Stock.

          (c)  Expiration Date.  For purposes of this Agreement, "Expiration
               ---------------
Date" shall mean the earliest of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the date on which the Merger Agreement is terminated pursuant to Sections 7.1(a), (b) or (c) of the Merger Agreement or Measurex's failure to transmit to the Exchange Agent the Merger Consideration in accordance with the terms of the Merger Agreement or the failure of the Merger to be consummated for reasons other than DMC's breach or default under the Merger Agreement on or before January 31, 1996, (iii) sixty (60) days after termination of the Merger Agreement for any other reason except for a termination following DMC's breach or default under the Merger Agreement or (iv) six months after the date of this Agreement.

     2.   Agreement to Vote Stock.  At every meeting of the
          -----------------------
stockholders of DMC called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of DMC with respect to any of the following, Grantor shall vote the Stock and any New Stock: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of substantial assets, sale of shares of capital stock, reorganization, recapitalization or similar transactions involving DMC or its subsidiaries, with any party other than Measurex or one of its affiliates and against any liquidation or winding up of DMC (each of the foregoing is referred to as an "Opposing Proposal").

     3.   Irrevocable Proxy.  In order to effect the intent of paragraph 2,
          -----------------
concurrently with the execution of this Agreement Grantor shall deliver to the members of the Board of Directors of Measurex a proxy in the form attached hereto as Annex A (the "Proxy"), which shall be irrevocable to the extent provided by the General Corporation Law of the State of Delaware, covering the Stock and New Stock.

     4.   No Proxy Solicitations.  Except for actions taken by Grantor solely
          ----------------------
in Grantor's capacity as a member of the Board of Directors of DMC, if applicable, in order to comply with applicable law as advised in writing by independent legal counsel, Grantor will not, and will not permit any entity under Grantor's control, to:

(i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by written consent of DMC stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of DMC with respect to an Opposing Proposal.

     5.   Grant of Option.  Subject to the terms and conditions set forth
          ---------------
herein, Grantor hereby grants to Measurex an irrevocable option (the "Option") to purchase all of the Stock, constituting ______________ shares, owned by Grantor as of the date hereof and any New Stock hereafter acquired by Grantor (collectively, the "Option Stock"), at a purchase price of $18.625 per share of Option Stock (the "Purchase Price").

     6.   Exercise of Option.
          ------------------

          (a) Measurex may exercise the Option for all Option Stock at any time prior to the Expiration Date.

          (b) In the event Measurex wishes to exercise the Option, it shall send to Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying a place and date not earlier than three business days nor later than 15 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Measurex and, if applicable, Grantor shall promptly file the required notice or application for approval and shall expeditiously process the same (and Grantor shall cooperate with Measurex in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (c) Notwithstanding Section 7(b), in no event shall the Closing Date be more than 12 months after the related Notice Date, and if the Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any required approval, the Option and the exercise thereof effected on the Notice Date shall be deemed to have expired.

     7.   Payment for and Delivery of Certificates.
          ----------------------------------------

          (a) On the Closing Date, Measurex shall pay to Grantor by wire transfer to a bank account designated by Grantor an amount equal to the Purchase Price multiplied by the number of shares of Option Stock to be purchased on such Closing Date.

          (b) At the Closing, simultaneously with the delivery of funds as provided in Section 7(a), Grantor shall deliver to Measurex a certificate or certificates representing the Option Stock to be purchased at such Closing, which Option Stock shall be fully paid and non-assessable and free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever, and Measurex shall deliver to Grantor a certificate agreeing that Measurex shall not offer to sell or otherwise dispose of such Option Stock in violation of applicable law or this Agreement.

     8.   Adjustment upon Changes in Capitalization, Etc.  In the event of any
          ----------------------------------------------
change in DMC Common Stock by reason of a stock dividend, stock split, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Measurex shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Measurex would have received in respect of DMC Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     9.   Representations of Grantor.  Grantor represents and warrants to
          --------------------------
Measurex that:

          (a) Grantor has full legal capacity to execute this Agreement, and this Agreement will be binding upon the heirs, personal representatives, successors and assigns of Grantor.

          (b) Grantor is the lawful owner of the Option Stock, of record and beneficially, free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances, and has full right, power and authority to sell, assign, transfer and deliver the Option Stock to be sold by Grantor to Measurex upon exercise of the Option; and upon the delivery of such Option Stock to Measurex hereunder, Measurex shall obtain good and valid title thereto free and clear of all liens, charges, pledges, security interests, options, claims or other encumbrances.

          (c) The execution, delivery and performance by Grantor of this Agreement, and compliance by Grantor with the provisions hereof will not (i) violate any provision of any current law, statute, rule or regulation applicable to Grantor, or any ruling, writ, injunction, order or decree of any court, administrative agency or other governmental body applicable to Grantor or (ii) conflict with or result in a breach of any provisions or constitute (with due notice or lapse of time or both) a default under any agreement, contract or instrument to which Grantor is a party or by which Grantor or any of the Option Stock is bound.

     10.  Miscellaneous.
          -------------

          (a)  Expenses.  Except as otherwise provided in the Merger Agreement,
               --------
each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own counsel.

          (b)  Waiver and Amendment.  Any provision of this Agreement may be
               --------------------
waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c)  Entire Agreement:  No Third-Party Beneficiary:  Severability.
               ------------------------------------------------------------
Except as otherwise set forth in the Merger Agreement, this Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (d)  Governing Law.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

          (e)  Descriptive Headings.  The descriptive headings contained herein
               --------------------
are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and deemed given if delivered personally or by commercial delivery service, sent by overnight courier, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Grantor to:
             ______________________
             ______________________
             ______________________



With a copy to:
             ______________________
             ______________________
             ______________________



If to Measurex to:
             One Results Way
             Cupertino, CA  95014
             Attention:  Executive Vice President and
             President, Industrial Systems Division
             Facsimile No.:   (408) 864-7506
             Telephone No.:   (408) 255-1500

With a copy to:
             Vice President and General Counsel
             Facsimile No.:   (408) 864-7580
             Telephone No.:   (408) 255-1500

          (g)  Counterparts.  This Agreement and any amendments hereto may be
               ------------
executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h)  Assignment.  Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Measurex may assign this

Agreement to a wholly owned subsidiary of Measurex. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i)  Further Assurances.  In the event of any exercise of the Option
               ------------------
by Measurex, Grantor and Measurex shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j)  Specific Performance.  The parties hereto agree that this
               --------------------
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have' for any failure to perform this Agreement.

          IN WITNESS WHEREOF, Grantor and Measurex have caused this Agreement to be signed as of the day and year first written above.


                                           GRANTOR


                                           ____________________________________




                                          MEASUREX CORPORATION

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                    Annex A
                                    -------


                               IRREVOCABLE PROXY

                                    to Vote

                   DATA MEASUREMENT CORPORATION COMMON STOCK


     The undersigned stockholder of Data Measurement Corporation, a Delaware corporation ("DMC"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware (the "Law")), appoints the members of the Board of Directors of Measurex Corporation, a Delaware corporation ("Measurex"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of DMC that now are or hereafter may be beneficially owned or owned of record by the undersigned, and any and all other shares or securities of DMC issued or issuable in respect thereof on or after the date hereof (collectively, the "Stock") in accordance with the terms of this Proxy. The Stock beneficially owned or owned of record by the undersigned stockholder of DMC as of the date of this Proxy is listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to such Stock are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Stock until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent permitted by the Law), is granted pursuant to that certain Voting and Stock Option Agreement dated as of September 16, 1995, between Measurex and the undersigned stockholder of DMC (the "Voting and Option Agreement"), and is granted in consideration of Measurex entering into that certain Agreement and Plan of Reorganization dated as of September 16, 1995 (the "Merger Agreement"), among Measurex, Mx Acquisition Corp. and DMC. The Merger Agreement provides for the merger (the Merger") of Merger Sub into DMC, in accordance with the terms of the Merger Agreement. As used herein, the term "Expiration Date" shall have the meaning set forth in Section 1(c) of the Voting and Option Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Stock, and to exercise all voting and other rights of the undersigned with respect to the Stock (including, without limitation, the power to execute and deliver written consents pursuant to the Law) at every annual, special or adjourned meeting of the stockholders of DMC and in every written consent in lieu of such meeting: (a) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (b) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of substantial assets, sale of shares of capital stock, reorganization, recapitalization or similar transactions involving DMC or its subsidiaries, with any party other than Measurex or one of its affiliates and against any liquidation or winding up of DMC. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a) and
(b) above. The undersigned stockholder may vote the Stock on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


Dated:  September 16, 1995            Signature of Grantor:_____________________

                                      Name of Grantor:__________________________

                                      Stock beneficially owned:

                                      ________ shares of DMC Common Stock

                                   EXHIBIT B
                                   ---------

                              PHYSICAL INVENTORY

     A physical count of DMC's and the DMC Subsidiaries' inventory, (the "DMC Inventory") will be taken prior to the Closing Date in order to determine the Additional Inventory Reserve as defined in this Exhibit. At the time of such count inventory reserves will be established in the following manner. A reserve will be established equal to the value of all items in the DMC Inventory (prior to any reserves which may be reflected on the DMC Balance Sheet) which are damaged to the point that they are not economically repairable or which are obsolete (obsolete as it applies to an item in the DMC Inventory shall mean that it could not reasonably be expected that such items could be used in a newly manufactured product or as a part for service), (such items the "Damaged and Obsolete Inventory," and the value of such reserve, the "Damaged and Obsolete Inventory Reserve"). After the Damaged and Obsolete Inventory has been removed from the DMC Inventory a reserve will be established equal to 50% of the value of all items in remaining DMC Inventory (prior to any reserves which may be reflected on the DMC Balance Sheet) which have had no use for the last twelve months prior to the date of this Agreement, (such items the "Inactive Inventory," and the value of such reserve the "Inactive Inventory Reserve"). After removing the Damaged and Obsolete Inventory and the Inactive Inventory from the DMC Inventory a reserve will be established on the remaining DMC Inventory items (such items the "Current Inventory" and the value of such reserve the "Current Inventory Reserve") based upon the last twelve month's usage of each item prior to the date of this Agreement or, for items introduced into inventory for the first time within the last twelve months, the twelve month forecasted usage for such recently introduced items, (the "Annual Usage"). For all items in the Current Inventory with quantities in excess of the Annual Usage a reserve will be established equal to the sum of: 1) 25% of value of such items in excess of the Annual Usage but less than twice the Annual Usage; 2) 50% of the value of such items in excess of two times the Annual Usage but less than three times the Annual Usage; 3) 100% of the value of such items in excess of three times the Annual Usage (all the above values prior to any reserves which may be reflected on the DMC Balance Sheet). The sum of the Damaged and Obsolete Inventory Reserve, the Inactive Inventory Reserve and the Current Inventory Reserve less the inventory reserve as reported on the DMC Balance Sheet shall equal to the Additional Inventory Reserve.